UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 20, 2005

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

NEWS RELEASE

Contact: Steve Costello (802) 747-5427     (802) 775-0486 (home)     (802) 742-3062 (pager)
For Immediate Release: June 20, 2005

FERC issues 30-year license for Lamoille Project
CVPS reiterates support for agreement with state, interest groups

RUTLAND - The Federal Energy Regulatory Commission has issued a 30-year license for Central Vermont Public Service's Lamoille hydroelectric project. The 21-megawatt project consists of four dams on the Lamoille River: Fairfax Falls, Clark Falls, Milton Station, and Peterson Station.

"Issuing a new license is in the public interest because it would allow the project to continue generating electric energy to serve growing regional demand while protecting and enhancing environmental, recreational, and cultural resources," the FERC said in the license approval.

While FERC determined that the Vermont Agency of Natural Resources (ANR) waived its right to issue a water quality certificate, the license includes agreed-upon conditions relating to project operations, fish and wildlife, recreation, land use, and historic properties included in an Offer of Settlement. The conditions were filed by CVPS on behalf of itself and ANR, the Vermont Department of Public Service, Vermont Natural Resources Council, Trout Unlimited and the Town of Milton.

The license does not include conditions relating to decommissioning of Peterson Dam in 20 years, or issues such as cost recovery, which are included in a Comprehensive Settlement Agreement among these parties. Those issues are under review by the Vermont Public Service Board, with hearings scheduled for later this year.

Issuance of the license "would serve to maintain a beneficial, dependable, and inexpensive source of electric energy," the environmental measures "will protect and enhance fish and wildlife resources, water quality, recreational resources and historic properties," and the "electric energy generated from renewable resources will continue to offset the use of fossil-fueled, steam-electric generating plants, thereby conserving nonrenewable resources and reducing atmospheric pollution," the FERC wrote.

CVPS President Bob Young today said the company supports the agreement's unconditional approval.

"We are pleased the FERC has issued a license allowing continuing operation of this valuable project, which provides clean, renewable energy to our customers at a very low cost," Young said. "The FERC adopted the operating conditions recommended by the company, the state and the public interest groups, and this ensures that the project can generate energy while protecting the environment.

"As for Peterson Station, if the PSB approves the deal we signed, and all other approvals are received and conditions of the agreement are met, we would remove the dam in 2025," Young said.

Under the agreement, the PSB must approve recovery from ratepayers of costs of a decommissioning fund, payments to Milton, the dam's removal, an environmental enhancement fund, and replacement power.

"The FERC decision leaves one primary question for the PSB: Are the costs of Peterson Station's removal, when weighed against any environmental benefits, ultimately good for the state?" CVPS spokesman Steve Costello said.

The FERC license may be viewed at CVPS's website: www.cvps.com under the heading "Peterson Station".

Forward-Looking Statements Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from liability established by the Private Securities Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau, Senior Vice President for Legal and Public Affairs, and Corporate Secretary

June 23, 2005